NUTEX HEALTH reports secONd quarter 2022 financial results

•	EBITDA of $5.4 million for the second quarter of 2022
•	adjusted ebitda of $9.4 million for the second quarter of 2022
•	NET loss of $19.4 MILLION FOR THE SECOND QUARTER OF 2022
•	EBITDA of $29.7 million for the six months ended june 30, 2022
•	adjusted ebitda of $33.6 million for the six months ended june 30, 2022
•	NET INCOME OF $2.1 MILLION FOR THE SIX MONTHS ENDED JUNE 30, 2022
•	Company reiterates that it expects to open 20 NEW facilities by the end of 2024

HOUSTON, TX − (PRNewswire) – AUGUST 22, 2022 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 21 state-of-the-art micro hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced fiscal year 2022 2nd Quarter financial results for the three months ended June 30, 2022 and the filing of its current report on Form 10-Q for the period ended June 30, 2022 (“10-Q”) with the Securities and Exchange Commission.

Financial Highlights for the Three Months Ended June 30, 2022 (Unaudited):

•	Net revenue of $58.0 million.
•	Net loss attributable to Nutex Health of $19.4 million. In Q2, the Company recognized a one-time non-cash charge of $18.4 million, net to income tax expense during the three months ended June 30, 2022 for the change in tax status of Nutex Health Holdco LLC and release of acquired valuation allowance of Clinigence. Additionally, the Company recognized one-time acquisition expenses of $3.9 million related to the merger of Nutex Health Holdco LLC and Clinigence Holdings, Inc. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Q.
•	EBITDA of $5.4 million.
•	Adjusted EBITDA of $9.4 million.
•	As of June 30, 2022, the Company had total assets of $871.8 million, including cash and cash equivalents of $47.6 million.

Financial Highlights for the Six Months Ended June 30, 2022 (Unaudited):

•	Net revenue of $137.2 million.
•	Net income attributable to Nutex Health of $2.1 million.
•	EBITDA of $29.7 million.
•	Adjusted EBITDA of $33.6 million.

Note: EBITDA and Adjusted EBITDA are non-GAAP financial metrics. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

Notes to the Financial Highlights for the Three Months Ended June 30, 2022:

•	Clinigence Holdings, Inc. and Nutex Health Holdco LLC completed their merger on April 1, 2022. Therefore, the Second Quarter 2022 financial results reflect the consolidated financial results of post-merger Clinigence Holdings, Inc. and Nutex Health Holdco LLC.
•	The Company recognized a one-time non-cash charge of $18.4 million, net to income tax expense during the three months ended June 30, 2022 for the change in tax status of Nutex Health Holdco LLC and release of acquired valuation allowance for Clinigence. Prior to the merger with Clinigence, Nutex Health Holdco LLC and the Nutex Subsidiaries were pass-through entities treated as partnerships for U.S. federal income tax purposes. No provision for federal income taxes was provided for these periods as federal taxes were obligations of these companies’ members. After the merger, Nutex Health Holdco LLC became a wholly-owned subsidiary of Clinigence and will be included in its future consolidated corporate tax filings.
•	The Company anticipates opening 20 new facilities by the end of 2024. These facilities are either under construction or in advanced planning stages. Three are expected to open in late 2022, with another 17 expected to open in 2023 and 2024. There can be no assurance that these new facilities will open in the anticipated timeframes or that they will open at all.

“In the second quarter, our management team focused on integrating our two companies post-merger,” stated Jon Bates, Chief Financial Officer of Nutex Health. “We believe this integration has now been substantially completed.”

“We are very proud of the hard work of our physicians, nurses, hospital staff and corporate staff to get to this stage. We continue our efforts to grow the Company while providing the best patient care possible. This philosophy dictates all of our decision making as an organization,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health. “We are also excited about our pipeline of new facilities which are either under construction or in advanced planning stages throughout the country.”

“The Company has formed two new independent practice associations (IPAs), one in Houston and one in South Florida. We are actively working on contracting with primary care physicians as well as specialists. Once this phase is completed, the Company expects to contract with health insurance plans and start enrolling patients in 2023,” stated Warren Hosseinion, M.D., President of Nutex Health. “We believe that our unique integrated model which combines our cloud-based data analytics platform, micro hospitals and IPAs will create long-term value for our shareholders.”

For more details on the Company’s Second Quarter 2022 financial results, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

1

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$47,600,621	$36,118,284
Accounts receivable	94,653,853	112,766,317
Accounts receivable - related parties	1,391,049	1,993,117
Inventories	2,907,182	2,814,178
Prepaid expenses and other current assets	2,427,849	323,283
Total current assets	148,980,554	154,015,179
Property and equipment, net	67,822,682	151,912,500
Operating right-of-use assets	23,686,253	21,829,552
Financing right-of-use assets	183,542,400	64,614,781
Intangible assets, net	21,964,230	682,649
Goodwill	425,355,837	1,139,297
Other assets	441,304	456,085

Total assets	$871,793,260	$394,650,043

Liabilities and Equity
Current liabilities:
Accounts payable	$19,954,714	$13,582,664
Accounts payable - related parties	3,614,326	4,070,438
Lines of credit	2,592,714	72,055
Current portion of long-term debt	7,735,760	10,158,932
Operating lease liabilities, current portion	1,789,871	1,489,997
Financing lease liabilities, current portion	3,592,382	1,452,447
Accrued expenses and other current liabilities	17,191,260	6,864,426
Total current liabilities	56,471,027	37,690,959
Long-term debt, net	16,305,258	78,821,985
Operating lease liabilities, net	22,616,233	20,820,588
Financing lease liabilities, net	192,516,749	65,735,501
Deferred tax liabilities	17,469,750	-
Total liabilities	305,379,017	203,069,033

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 900,000,000 shares authorized; 648,918,458 and 592,791,712 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	648,918	592,792
Additional paid-in capital	467,402,221	11,742,891
Retained earnings	57,638,688	102,315,623
Nutex Health Inc. equity	525,689,827	114,651,306
Noncontrolling interests	40,724,416	76,929,704
Total equity	566,414,243	191,581,010

Total liabilities and equity	$871,793,260	$394,650,043

2

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30		Six months ended June 30
	2022	2021	2022	2021
Revenue:
Hospital division	$51,604,679	$62,814,672	$130,731,921	$150,157,914
Population health management division	6,443,254	—	6,443,254	—
Total revenue	58,047,933	62,814,672	137,175,175	150,157,914

Operating costs and expenses:
Payroll	24,045,279	18,261,313	48,502,680	36,026,695
Contract services	13,478,349	4,235,963	18,883,944	9,036,276
Medical supplies	2,581,552	2,572,970	6,841,031	4,972,662
Insurance expense	1,551,696	1,971,574	3,927,679	3,619,305
Depreciation and amortization	3,132,485	2,223,461	5,529,346	4,001,640
Other	8,266,046	4,412,059	14,099,991	8,714,161
Total operating costs and expenses	53,055,407	33,677,340	97,784,671	66,370,739

Gross profit	4,992,526	29,137,332	39,390,504	83,787,175

Corporate cost:
Acquisition costs	3,885,666	—	3,885,666	—
General and administrative expenses	2,485,337	1,533,002	7,644,342	3,522,040
Total corporate cost	6,371,003	1,533,002	11,530,008	3,522,040

Operating income (loss)	(1,378,477)	27,604,330	27,860,496	80,265,135

Interest expense	3,849,629	1,504,933	5,705,603	2,991,090
Other expense (income)	(1,403,222)	(4,060,149)	977,323	(3,921,356)
Income (loss) before taxes	(3,824,884)	30,159,546	21,177,570	81,195,401

Income tax expense	19,653,286	481,501	19,829,609	638,354

Net income (loss)	(23,478,170)	29,678,045	1,347,961	80,557,047

Less: net income (loss) attributable to noncontrolling interests	(4,082,418)	2,618,644	(786,589)	15,735,510

Net income (loss) attributable to Nutex Health Inc.	$(19,395,752)	$27,059,401	$2,134,550	$64,821,537

Earnings (loss) per common share
Basic	$(0.03)	$0.05	$0.00	$0.11
Diluted	$(0.03)	$0.05	$0.00	$0.11
Weighted average shares outstanding
Basic	646,370,173	592,791,712	619,728,949	592,791,712
Diluted	658,991,192	592,791,712	626,992,817	592,791,712

3

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended June 30
	2022	2021
Cash flows from operating activities:
Net income	$1,347,961	$80,557,047
Adjustment to reconcile net income to net cash from operating activities:
Depreciation and amortization	5,529,346	4,001,640
Stock-based compensation expense	54,166	—
Other income - gain on PPP loan forgiveness	—	(4,525,600)
Deferred tax expense	12,013,748	—
Debt accretion expense	722,536	—
Non-cash lease expense	109,114	(144,677)
Changes in operating assets and liabilities:
Accounts receivable	19,745,666	17,338,754
Accounts receivable - related party	602,068	(150)
Inventories	(93,004)	(2,513)
Prepaid expenses and other current assets	(1,977,182)	(1,022,062)
Accounts payable	6,358,427	4,845,359
Accounts payable - related party	(630,490)	(793,487)
Accrued expenses and other current liabilities	9,645,922	2,536,291
Other current assets	(25,219)	(36,120)
Net cash from operating activities	53,403,059	102,754,482

Cash flows from investing activities:
Acquisitions of property and equipment	(16,621,726)	(21,714,755)
Acquired cash in reverse acquisition with Clinigence	12,716,228	—
Cash related to deconsolidation of Real Estates Entities	(2,421,212)	—
Net cash from investing activities	(6,326,710)	(21,714,755)

Cash flows from financing activities:
Proceeds from lines of credit	2,592,714	—
Proceeds from notes payable	4,865,974	13,966,345
Repayments of lines of credit	(72,055)	(813,101)
Repayments of notes payable	(4,338,567)	(13,712,534)
Repayments of finance leases	(305,134)	(549,710)
Common stock issued for exercise of warrants	4,119,141	—
Common stock issued for exercise of options	644,974	—
Members' contributions	4,731,117	11,033,400
Members' distributions	(47,832,176)	(78,446,644)
Net cash from financing activities	(35,594,012)	(68,522,244)

Net change in cash and cash equivalents	11,482,337	12,517,483
Cash and cash equivalents - beginning of the period	36,118,284	25,514,275
Cash and cash equivalents - end of the period	47,600,621	38,031,758

Supplemental disclosures of cash flow information:
Cash paid for interest	$5,705,603	$2,991,090
Cash paid for income taxes	$631,400	$316,702
Non-cash investing and financing activities:
Acquisition of financing leases	$9,937,104	$452,457

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as supplemental non-GAAP financial measures by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because these measures allow us to more effectively evaluate our operating performance.

We define EBITDA as net income plus net interest expense, depreciation and amortization, and Adjusted EBITDA is further adjusted for stock-based compensation and any acquisition related costs. A reconciliation of net income to EBITDA and Adjusted EBITDA is included below. Neither EBITDA nor Adjusted EBITDA is intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three months ended June 30		Six months ended June 30
	2022	2021	2022	2021
Reconciliation of Net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$(19,395,752)	$27,059,401	$2,134,550	$64,821,537
Depreciation and amortization	3,132,485	2,223,461	5,529,346	4,001,640
Interest expense, net	3,849,629	1,504,933	5,705,603	2,991,090
Income tax expense	19,653,286	481,501	19,829,609	638,354
Allocation to noncontrolling interests	(1,825,262)	(1,254,592)	(3,521,488)	(2,703,929)
EBITDA	5,414,386	30,014,704	29,677,620	69,748,692
Stock-based compensation expense	54,166	—	54,166	—
Acquisition costs	3,885,666	—	3,885,666	—
Adjusted EBITDA	$9,354,218	$30,014,704	$33,617,452	$69,748,692

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. is a physician-led, technology-enabled healthcare services company with approximately 1500 employees nationwide and is partnered with over 800 physicians. The Company has two divisions: a Hospital division and a Population Health Management division.  The Hospital division currently owns and operates 21 facilities in eight different states.  The division implements and operates different innovative health care models, including micro hospitals, specialty hospitals and hospital outpatient departments (HOPDs).  The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organizations (MSOs), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-Q for the period ended June 30, 2022 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Vivian Sanders – Investor Relations

investors@nutexhealth.com

Jennifer Smith Rodriguez – Media Contact

jsmith@nutexhealth.com